POWER OF ATTORNEY

I, Garland Bruce Stevens, do hereby irrevocably constitute and appoint Caroline Meyers and/or Jacqueline Danforth my lawful attorneys (“Attorney”) to:

1.

Execute on my behalf and in my capacity as an officer and/or director of Coastal Pacific Mining Corp. (the “Company”), Forms F-1, F-3, F-4, F-6, F-7, F-8, F-9, F-10, F-80, 6-K, F-X, 18, 20-F, 40-F, Schedule 14d-1F and Schedule 14d-9F (the “Form” or “Forms”) in accordance with Section 17 of the Securities Act of 1933, Part 230 – General Rules and Regulations and the rules thereunder, which execution may include the insertion of my typed name on the signature line of any Form;

2.

Perform any and all acts on my behalf which may be necessary or desirable to complete and execute any Form and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and

3.

Take any other action in connection with the foregoing which, in the opinion of such Attorney, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such Attorney on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney may approve in their discretion.

I grant to my Attorney full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present.  I ratify and confirm all that my Attorney shall lawfully do by the rights and powers granted by this Power of Attorney.  My Attorney shall have full power of substitution or revocation.

I acknowledge that my Attorney, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 17 of the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until I am no longer required to file the Forms with respect to my holding of and transactions in securities issued by the Company, unless I earlier revoke it in writing delivered to the Office of the Corporate Secretary of the Company.

/s/ Garland Bruce Stevens

Garland Bruce Stevens

Signature

Print Name

August 16, 2007

Date